2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Loyal Source Market Services Inc:

We consent to the inclusion in the foregoing Registration Statement on Form S-1, as amended, of our report dated September 7, 2017, relating to our audit of the balance sheet of Loyal Source Market Services Inc as of July 31, 2017, and the related statement of operations, stockholders' equity, and cash flows for the 3 months period July 31, 2017.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Olayinka Oyebola & Co.

Lagos, Nigeria

October 19, 2017

2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Loyal Source Market Services Inc:

We consent to the inclusion in the foregoing Registration Statement on Form S-1, as amended, of our report dated May 31, 2017, relating to our audit of the balance sheet of Loyal Source Market Services Inc as of January 31, 2017, and the related statement of operations, stockholders' equity, and cash flows for the period from April 1, 2016 (Inception) through January 31, 2017.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

INSTITUTE OF CHARTERED ACCOUNTANTS OF NIGERIA
A1 353851

Olayinka Oyebola & Co.

Lagos, Nigeria

June 15, 2017